NEWS RELEASE
FOR IMMEDIATE RELEASE

BANK OF THE CASCADES ANNOUNCES THE ACQUISITION OF 15 BRANCHES

Bend, Ore. - October 28, 2015 - Cascade Bancorp (NASDAQ: CACB) (“Company” or “Cascade”), the holding company for Bank of the Cascades (“Bank”), today announced that the Bank has entered into an agreement to purchase 12 Oregon branch locations and three Washington branch locations from Bank of America, National Association. This acquisition allows Cascade the opportunity to enhance and strengthen its footprint in Oregon while providing entry into the Washington market.

Cascade will assume approximately $707 million of branch deposits in the transaction. Pending regulatory approval and the satisfaction of customary closing conditions, the completion of the transaction is expected to occur in the first quarter of 2016. Cascade plans to retain current employees working at the branches and is committed to a smooth transition for customers.

“I am pleased to announce that this acquisition will include additional locations in Southern Oregon, as well as new branches in Coastal Oregon communities and will provide an entry into neighboring Washington State. We look forward to welcoming our new employees and customers to a locally-based bank that has served communities in the Pacific Northwest for nearly 40 years,” commented Terry Zink, President and CEO of Cascade. “We believe our new customers will be very pleased with our personalized approach to banking, including convenient branch locations and best-in-class banking services, such as service-charge-free nationwide ATM access, and 24/7 online and mobile banking for businesses and consumers. Importantly, we believe our new employees will be pleased with Cascade’s commitment to our people and our communities, as well as support of volunteer efforts in tandem with donations to local not-for-profit organizations.”

The acquisition will strengthen Cascade’s core deposit and customer relationship base in the Southern and Coastal counties of Oregon, with its deposit market share increasing to a top three ranking in many of these communities. Cascade’s strategic goal is to grow the company to $5 billion in assets over time through both organic loan growth and value-enhancing bank acquisitions in the Northwest.
Cascade Bancorp was advised in this transaction by Macquarie Capital (USA) Inc. as financial advisor and Hunton & Williams LLP as legal counsel. Additional information regarding the branch acquisition is available in the Company’s Form 8-K, as filed with the Securities and Exchange Commission on October 28, 2015.
About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon, and its wholly owned subsidiary, Bank of the Cascades, operate in Oregon, Idaho and Washington markets. Founded in 1977, Bank of the Cascades offers full-service community banking through 37 branches in Central, Southern and Northwest Oregon, as well as in the greater Boise/Treasure Valley, Idaho area. The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes its strategy through the consistent delivery of full relationship banking focused on attracting and retaining value-driven customers. For further information, please visit our website at botc.com.

Forward-Looking Statements

This press release contains forward-looking statements about the Company’s plans and anticipated results of operations and financial condition. These statements include, but are not limited to, our plans, objectives, expectations and intentions and are not statements of historical fact. When used in this report, the words “expects,” “believes,” “anticipates,” “could,” “may,” “will,” “should,” “plan,” “predicts,” “projections,” “continue” and other similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to various risks and uncertainties that may cause our actual results to differ materially and adversely from our expectations as indicated in the forward-looking statements. These risks and uncertainties include: the general condition of, and changes in, the economy of the States of Oregon and Idaho generally, and Central, Southern and Northwest Oregon, as well as the greater Boise/Treasure Valley, Idaho and greater Seattle, Washington areas; our ability to maintain asset quality and expand our market share or net interest margin; our ability to integrate future branch acquisitions; and expected cost savings, synergies and other related benefits of our acquisition of Home Federal Bancorp, Inc. might not be realized within the expected timeframe and costs or difficulties relating to the integration might be greater than expected. Further, actual results may be affected by competition with other financial institutions; customer acceptance of new products and services; the regulatory environment in which we operate; and general trends in the local, regional and national banking industry and economy. Certain risks and uncertainties, and the Company’s success in managing such risks and uncertainties, could cause actual results to differ materially from those projected, including, among others, the risk factors disclosed in Part I - Item 1A of our 2014 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. These forward-looking statements speak only as of the date of this press release. The Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated events or circumstances after the date hereof, except as required by applicable law.

CONTACT:    Terry E. Zink, President and Chief Executive Officer, Cascade Bancorp (541) 617-3527
Gregory D. Newton, EVP and Chief Financial Officer, Cascade Bancorp (541) 617-3526
Charles Reeves, EVP and Chief Banking Officer, Cascade Bancorp (541) 617-3557